UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2021

SENTINELONE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 868-3733
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operations and Financial Condition.

On December 7, 2021, SentinelOne, Inc. (the “Company”) announced its financial results for the fiscal third quarter ended October 31, 2021, by issuing a letter to shareholders and a press release. The Company also announced that it would hold a webcast to discuss its financial results for the fiscal third quarter ended October 31, 2021. A copy of the press release and the letter to shareholders is furnished herewith as Exhibit 99.1 and 99.2, respectively.

The Company makes reference to non-GAAP financial information in the Company’s press release, letter to shareholders and the webcast call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release and letter to shareholders.

The information contained herein and in the accompanying exhibits are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On December 7, 2021, the Company posted supplemental investor materials on the Investors Relations section of its website, available at investors.sentinelone.com. The Company announces material information to the public through filings with the Securities and Exchange Commission, the investor relations page on the Company’s website, press releases, public conference calls, webcasts, the Company’s news website, available at sentinelone.com/press and blog posts on the Company’s corporate website at sentinelone.com/blog in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information disclosed by the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media and others to follow the channels listed above and to review the information disclosed through such channels.

Any updates to the list of disclosure channels through which the Company announces information will be posted on the investor relations page on the Company’s website.

Item 8.01    Other Events.

Lock-up Expiration

In connection with the Company's initial public offering of Class A common stock (the “IPO”), each of the Company’s directors, executive officers, and holders of substantially all of the Company’s outstanding equity securities entered into a lock-up agreement with the underwriters for the IPO (the “Underwriters”) that, subject to certain exceptions, restricts such holder’s ability to sell or transfer any shares of the Company’s capital stock until the earlier of (a) immediately before the opening of trading of the Company’s Class A common stock on the New York Stock Exchange on the second trading day immediately following the Company’s public release of quarterly financial results for its third quarter of the fiscal year ending January 31, 2022 (the “Lock-Up Expiration Date”) and (b) 180 days after the date of the IPO prospectus.

The Lock-Up Expiration Date will be December 9, 2021, which is the second trading day following the release of the Company’s earnings results for its fiscal quarter ended October 31, 2021. As a result, following the Lock-Up Expiration Date, the lock-up restrictions applicable to all shares of the Company’s equity securities that remain subject to a lock-up agreement entered into with the Underwriters in connection with the IPO shall expire, and such shares of the Company’s common stock will become eligible for sale, subject to any trading limitations that may exist as of such date (x) on any such shares held by affiliates of the Company, (y) in compliance with federal securities laws or the Company’s insider trading policy, or (z) to the extent subject to continued vesting of any unvested equity awards.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by SentinelOne, Inc. dated December 7, 2021.
99.2	Letter to Shareholders, dated December 7, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: December 7, 2021	By:	/s/ David Bernhardt
David Bernhardt
Chief Financial Officer